                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant /X /
Filed by a Party other than the Registrant /  /

Check the appropriate box:

/  /  Preliminary Proxy Statement                 /  / Confidential, for Use of
                                                       the Commission Only (as
                                                       permitted by Rule 14a-
                                                       6(e)(2))

/X /  Definitive Proxy Statement
/  /  Definitive Additional Materials
/  /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             TRIDEX CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ X /    $125 per Exchange Act Rules 0-11 (c)(1)(ii), 14A-6(i)(1), or
         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
/  /     $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
/  /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)     Title of each class of securities to which transaction applies:

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         2)     Aggregate number of securities to which transaction applies:

                ----------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                ----------------------------------------------------------------
         4)     Proposed maximum aggregate value of transaction:

                ----------------------------------------------------------------
         5)     Total fee paid:
                $125.00
                ----------------------------------------------------------------

/   /     Fee paid previously with preliminary materials.

/  /     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid:

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         2)     Form, Schedule or Registration Statement No.:

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         4)     Date Filed:

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
                               TRIDEX CORPORATION
                                 61 WILTON ROAD
                          WESTPORT, CONNECTICUT 06880

                      -----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 19, 1995

         Notice is hereby given that the Annual Meeting of Shareholders of Tridex Corporation (the "Company"), a Connecticut corporation, will be held on September 19, 1995, Eastern Standard Time, at The Westport Inn, 1595 Post Road East, Westport, Connecticut for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To consider and act upon a proposal to fix the number of Directors at seven and to elect seven Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

         (2) To consider and act upon a proposal to ratify the selection of Price Waterhouse LLP, Certified Public Accountants, as independent public accountants of the Company for the fiscal year ending March 30, 1996; and

         (3) To receive the reports of Officers (without taking any action thereon) and transact such other business as may legally come before the Meeting.

         Shareholders of record at the close of business on August 1, 1995 are entitled to notice of and to vote at the Meeting. The transfer books will not be closed for the Meeting.

         The Company's Proxy Statement, Form of Proxy and Annual Report for the fiscal year ended April 1, 1995 are submitted herewith.

                                        By Order of the Board of Directors,
                                        Ralph I. Fine
                                        Secretary
Westport, Connecticut
July 28, 1995

                             YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, THE COMPANY REQUESTS THAT YOU FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                               TRIDEX CORPORATION
                                 61 WILTON ROAD
                          WESTPORT, CONNECTICUT 06880

                      -----------------------------------

                       PROXY STATEMENT FOR ANNUAL MEETING
                                OF SHAREHOLDERS

                      -----------------------------------

                      SOLICITATION AND REVOCATION OF PROXY

         The following information concerning the enclosed proxy and matters to be acted upon under the authority of such proxy is furnished to shareholders of Tridex Corporation (the "Company") in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting to be held on September 19, 1995.

         Any shareholder who executes and returns the enclosed proxy has the power to revoke the same anytime prior to it being voted.

         The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for the election of Directors and to indicate separate approval or disapproval as to each of the other matters presented to shareholders. All of the proposals will be presented by the Board of Directors. The shares represented by the proxy will be voted for the election of each of the Directors named thereon, unless authority to do so is withheld. With respect to each proposal presented to shareholders other than the election of Directors, the shares represented by the proxy will be voted in accordance with the specifications made. Where a choice is not so specified, the shares represented by the proxy will be voted "FOR" the proposals. The Proxy Committee consists of Messrs. Seth M. Lukash and Paul J. Dunphy. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum to transact business at the Annual Meeting. A majority of the votes cast is required for the approval of the proposals to be considered by the shareholders at the Annual Meeting.

         This Proxy Statement is being mailed to shareholders on or about August 1, 1995.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Shareholders of record on August 1, 1995 are entitled to cast one vote for each share of common stock held by them on August 1, 1995. There were 3,681,026 shares of common stock issued and outstanding and entitled to vote at the close of business on July 28, 1995.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as to the beneficial ownership of the Company's common stock as of July 28, 1995 for each person who is known by the Company to own beneficially more than five percent of the Company's issued and outstanding common stock, each Director, each nominee for Director, each individual named in the Summary Compensation Table, and all Directors and Officers of the Company as a group. The persons named in such table have furnished the information set forth opposite their respective names:

                                                                    AMOUNT AND NATURE OF      PERCENT OF
 NAME OF BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP(1)      CLASS(2)
- ------------------------------------------------------------      -----------------------     ----------
 MANAGEMENT BENEFICIAL OWNERS

 Seth M. Lukash
     61 Wilton Road, Westport, CT 06880 .  . . . . . . . . .              525,670  (3)           12.8

  Alvin Lukash
     7 Laser Lane, Wallingford, CT  06492  . . . . . . . . .              220,972  (4)            6.0

 Graham Y. Tanaka  . . . . . . . . . . . . . . . . . . . . .               76,985  (5)            2.1

 Richard T. Bueschel . . . . . . . . . . . . . . . . . . . .               42,475  (6)            1.1

 Ralph I. Fine . . . . . . . . . . . . . . . . . . . . . . .               53,027  (7)            1.4

 Paul J. Dunphy  . . . . . . . . . . . . . . . . . . . . . .               32,475  (8)            *

 Richard W. Sonnenfeldt  . . . . . . . . . . . . . . . . . .               27,475  (9)            *

 C. Alan Peyser  . . . . . . . . . . . . . . . . . . . . . .                    0                 *

 Thomas R. Schwarz . . . . . . . . . . . . . . . . . . . . .                    0                 *

 Richard L. Cote . . . . . . . . . . . . . . . . . . . . . .               13,000 (10)            *

 S. Scott Kumpf  . . . . . . . . . . . . . . . . . . . . . .               47,865 (11)            1.3

 Dennis J. Lewis . . . . . . . . . . . . . . . . . . . . . .              113,046 (12)            3.0

 Bart D. Shuldman  . . . . . . . . . . . . . . . . . . . . .               16,400 (13)            *

 All Directors and Officers as a group (15 persons)  . . . .              974,835 (14)           23.5


 OTHER BENEFICIAL OWNERS

 Jack Silver
     150 East 58th Street, New York, NY  10155 . . . . . . .              197,707 (15)            5.4

(1) Except as otherwise indicated, each of the persons named in the table has sole voting power and sole investment power with respect to the shares set forth opposite his name.

(2)      An asterisk denotes beneficial ownership of less than 1%.

(3) Includes (a) 552 shares held of record by Ralph I. Fine as trustee of the Seth M. Lukash Revocable Trust, (b) 11,110 shares issuable upon the conversion of $100,000 principal amount of the Company's 10.5% Senior Subordinated Convertible Debentures due December 31, 1997 (the "10.5% Debentures"), (c) 1,000 shares issuable upon exercise of the detachable Warrant to Purchase Common Stock of Tridex Corporation (the "Private Placement Warrants"), issued in conjunction with the 10.5% Debentures, (d) 96,303 shares subject to an option granted to Seth M. Lukash by Alvin Lukash which expires on December 31, 1997, and (e) 100,000 shares held of record by Ralph I. Fine as trustee of the Seth Lukash trust of October 17, 1985, under which Alvin Lukash retains sole voting power and Seth M. Lukash is the sole beneficiary, (f) 10,000 shares held of record by Seth M. Lukash as trustee of The Alvin Lukash Grantor Trust, (g) 127,000 shares subject to options currently exercisable under the Company's 1989 Long Term Incentive Plan (the "1989 Plan") and (h) 8,250 shares issuable upon exercise of an option agreement dated March 30, 1994 between Mr. Lukash and the Company, which may be purchased at a price of $7.25 per share prior to March 30, 2000. Does not include (a) 10,000 shares held of record by Ralph I. Fine as a trustee of The Seth
         M. Lukash Trust of February 5, 1987, an irrevocable trust for the benefit of the nieces and nephews of Seth M. Lukash, under which Mr. Lukash retains no voting or investment power, (b) 48,000 shares subject to options not presently exercisable under the Company's 1989 Plan or (c) 16,750 shares subject to an option agreement dated March 30, 1994 between Mr. Lukash and the Company, which may be purchased at a price of $7.25 per share prior to the fifth anniversary of the date of the option becoming exercisable, such exercisibility to be 8,250 shares on March 30, 1996 and 8,500 shares on March 30, 1997.

(4) Includes (a) 6,844 shares held as trustee for the Selina Lukash Foundation, (b) 10,000 shares held of record by Ralph I. Fine as trustee of The Alvin Lukash Grantor Trust, (c) 100,000 shares held of record by Ralph I. Fine as trustee of the Seth M. Lukash Trust as to which Alvin Lukash retains sole voting power, (d) 96,303 shares subject to an option granted to Seth M. Lukash by Alvin Lukash which expires on December 31, 1997, (e) 5,350 shares held of record by his wife, Mildred Lukash and (f) 2,475 shares issuable upon exercise of an option agreement dated March 30, 1994 between Mr. Lukash and the Company, which may be purchased at a price of $7.25 per share prior to March 30, 2000. Does not include 5,025 shares subject to an option agreement dated March 30, 1994 between Mr. Lukash and the Company, which may be purchased at a price of $7.25 per share prior to the fifth anniversary of the date of the option becoming exercisable, such exercisibility to be 2,475 shares on March 30, 1996 and 2,550 shares on March 30, 1997.

(5) Includes (a) 7,500 shares subject to a warrant agreement, dated April 16, 1992, between Mr. Tanaka and the Company, which may be purchased at a price of $5.25 per share at any time prior to April 16, 1997, (b) 7,500 shares subject to a warrant agreement, dated February 8, 1993, between Mr. Tanaka and the Company, which may be purchased at a price of $9.25 per share at any time prior to February 8, 1998, (c) 11,110 shares issuable upon the conversion of $100,000 principal amount of the 10.5% Debentures (d) 1,000 shares issuable upon the exercise of Private Placement Warrants and (e) 2,475 shares issuable upon exercise of an option agreement dated March 30, 1994 between Mr. Tanaka and the Company, which may be purchased at a price of $7.25 per share prior to March 30, 2000. Does not include 5,025 shares subject to an option agreement dated March 30, 1994 between Mr. Tanaka and the Company, which may be purchased at a price of $7.25 per share prior to the fifth anniversary of the date of the option becoming exercisable, such exercisibility to be 2,475 shares on March 30, 1996 and 2,550 shares on March 30, 1997.

(6) Includes (a) 20,000 shares subject to a warrant agreement, dated January 15, 1991, between Mr. Bueschel and the Company, which may be purchased at a price of $0.875 per share at any time prior to January 15, 1996, (b) 7,500 shares subject to a warrant agreement, dated April 16, 1992, between Mr. Bueschel and the Company, which may be purchased at a price of $5.25 per share at any time prior to April 16, 1997, (c) 7,500 shares subject to a warrant agreement, dated February 8, 1993, between Mr. Bueschel and the Company, which may be purchased at a price of $9.25 per share at any time prior to February 8, 1998 and (d) 2,475 shares issuable upon exercise of an option agreement dated March 30, 1994 between Mr. Bueschel and the Company, which may be purchased at a price of $7.25 per share prior to March 30, 2000. Does not include 5,025 shares subject to an option agreement dated March 30, 1994 between Mr. Bueschel and the Company, which may be purchased at a price of $7.25 per share prior to the fifth anniversary of the date of the option becoming exercisable, such exercisibility to be 2,475 shares on March 30, 1996 and 2,550 shares on March 30, 1997.

(7) Includes (a) 7,500 shares subject to warrant agreement, dated April 16, 1992, between Mr. Fine and the Company, which may be purchased at a price of $5.25 per share at any time prior to April 16, 1997, (b) 7,500 shares subject to a warrant agreement, dated February 8, 1993, between Mr. Fine and the Company, which may be purchased at a price of $9.25 per share at any time prior to February 8, 1998, (c) 552 shares held of record by Mr. Fine as trustee of The Seth M. Lukash Revocable Trust (see note (3) above), (d) 10,000 shares held of record by Mr. Fine as trustee of the Seth Lukash Trust of February 5, 1987, (e) 10,000 shares held of record by Mr. Fine as trustee of the Alvin Lukash Grantor Trust and (f) 2,475 shares issuable upon exercise of an option agreement dated March 30, 1994 between Mr. Fine and the Company, which may be purchased at a price of $7.25 per share prior to March 30, 2000. Does not include (a) 100,000 shares held of record by Mr. Fine as trustee of the Seth M. Lukash Trust (see notes (3) and (4) above), (b) 5,025 shares subject to an option agreement dated March 30, 1994 between Mr. Fine and the Company, which may be purchased at a price of $7.25 per share prior to the fifth anniversary of the date of the option becoming exercisable, such exercisibility to be 2,475 shares on March 30, 1996 and 2,550 shares on March 30, 1997.

(8) Includes (a) 7,500 shares subject to a warrant agreement, dated April 16, 1992, between Mr. Dunphy and the Company, which may be purchased at a price of $5.25 per share at any time prior to April 16, 1997, (b) 7,500 shares subject to a warrant agreement, dated February 8, 1993, between Mr. Dunphy and the Company, which may be purchased at a price of $9.25 per share at any time prior to February 8, 1998 and (c) 2,475 shares issuable upon exercise of an option agreement dated March 30, 1994 between Mr. Dunphy and the Company, which may be purchased at a price of $7.25 per share prior to March 30, 2000. Does not include 5,025 shares subject to an option agreement dated March 30, 1994 between Mr. Dunphy and the Company, which may be purchased at a price of $7.25 per share prior to the fifth anniversary of the date of the option becoming exercisable, such exercisibility to be 2,475 shares on March 30, 1996 and 2,550 shares on March 30, 1997.

(9) Includes (a) 7,500 shares subject to a warrant agreement, dated April 16, 1992, between Mr. Sonnenfeldt and the Company, which may be purchased at a price of $5.25 per share at any time prior to April 16, 1997, (b) 7,500 shares subject to a warrant agreement, dated February 8, 1993, between Mr. Sonnenfeldt and the Company, which may be purchased at a price of $9.25 per share at any time prior to February 8, 1998 and (c) 2,475 shares issuable upon exercise of an option agreement dated March 30, 1994 between Mr. Sonnenfeldt and the Company, which may be purchased at a price of $7.25 per share prior to March 30, 2000. Does not include 5,025 shares subject to an option agreement dated March 30, 1994 between Mr. Sonnenfeldt and the Company, which may be purchased at a price of $7.25 per share prior to the fifth anniversary of the date of the option becoming exercisable, such exercisibility to be 2,475 shares on March 30, 1996 and 2,550 shares on March 30, 1997.

(10) Includes 12,000 shares subject to options currently exercisable under the 1989 Plan. Does not include 38,000 shares subject to options not currently exercisable under the 1989 Plan.

(11) Includes 28,000 shares subject to options currently exercisable under the 1989 Plan. Does not include 31,000 shares subject to options not presently exercisable under the 1989 Plan.

(12) Includes (a) 82,581 shares issuable upon conversion of $990,983.00 principal amount of 8% Subordinated Convertible Term Promissory Notes due 1997 (the "8% Notes"), (b) 16,665 shares issuable upon conversion of $150,000 principal amount of 10.5% Debentures, (c) 1,500 shares issuable upon exercise of Private Placement Warrants and (d) 11,300 shares subject to options currently exercisable under the 1989 Plan. Does not include 30,200 shares subject to options not presently exercisable under the 1989 Plan.

(13) Includes 9,500 shares subject to options currently exercisable under the 1989 Plan. Does not include 40,500 shares subject to options not presently exercisable under the Plan.

(14) In addition to those set forth above, includes 20,300 shares subject to options currently exercisable under the 1989 Plan. Does not include 29,200 shares subject to options not presently exercisable under the 1989 Plan.

(15) Based solely upon the Schedule 13D filed by Mr. Silver with the Securities and Exchange Commission on July 21, 1995, (a) Mr. Silver has sole voting power and sole dispositive power with respect to all 197,707 shares and (b) 122,707 of such shares are held of record by Mr. Silver directly, 55,000 are held of record by the Siar Money Purchase Pension Plan, and 20,000 are held of record by Shirley Silver, Mr. Silver's wife, as custodian for Leigh Silver, his child.

         Seth M. Lukash, Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer and a Director of the Company, is the beneficial owner of $100,000 principal amount of the 10.5% Debentures (approximately 3% of the total outstanding debentures) and Private Placement Warrants to purchase 1,000 shares of common stock (approximately 2% of the total outstanding Private Placement Warrants).

         Graham Y. Tanaka, a Director of the Company, is the beneficial owner of $100,000 principal amount of the 10.5% Debentures and Private Placement Warrants to purchase 1,000 shares of common stock.

         Dennis J. Lewis, President of the Ultimate Technology Corporation ("Ultimate"), is the beneficial owner of $150,000 principal amount of the 10.5% Debentures, Private Placement Warrants to purchase 1,500 shares of common stock and $990,983 principal amount of the 8% Notes.

         Except as set forth above, none of the other Officers or Directors of the Company owns any of the Company's common stock, 10.5% Debentures, Private Placement Warrants, or 8% Notes.

COMPLIANCE WITH SECTION 16(A).

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and the American Stock Exchange reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required for those persons, the Company believes that during the fiscal year ended April 1, 1995 all Section 16(a) filing requirements applicable to officers, directors and greater than 10% beneficial owners were complied with, except that one report submitted by each of Messrs. A. Lukash and Fine was one day late and one report submitted by each of Messrs. Tanaka, Sonnenfeldt and Shuldman was two days late.

                             ELECTION OF DIRECTORS

         At the Annual Meeting of Shareholders, the number of Directors is to be fixed at seven and such persons are to be elected to hold office as Directors until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. In the absence of instructions to the contrary, the persons named in the enclosed form of proxy as members of the Proxy Committee will vote such proxy "FOR" the election of the seven nominees named below. Should any of the nominees become unavailable, which is not anticipated, it is intended that proxies will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee.

         Seth M. Lukash                    Richard W. Sonnenfeldt
         Richard T. Bueschel               C. Alan Peyser
         Paul J. Dunphy                    Thomas R. Schwarz
         Graham Y. Tanaka


         INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS AND
                               EXECUTIVE OFFICERS

         SETH M. LUKASH, 49, has been a senior Executive Officer of the Company since 1977 and has been a Director since 1979. He has served as Chairman of the Board of Directors of the Company since November 1988, Chief Executive Officer since August 1987 and President and Chief Operating Officer since June 1989. Mr. Lukash previously served as President of the Company from September 1983 to August 1988 and as Chief Operating Officer from September 1983 to August 1987. Mr. Lukash is the son of Alvin Lukash.

         RICHARD T. BUESCHEL, 62, has been a Director of the Company since 1984. Mr. Bueschel has been the Chairman of Northern Equities, Inc., an investment and development firm since 1988. Mr. Bueschel was Senior Vice President, Technology, of Houghton Mifflin Co., a publishing company, from 1984 to 1988. Mr. Bueschel was President of the TSC Division of Houghton Mifflin Co. from 1983 to 1984 and the President of Time Share Corp. from 1966 to 1983. Both the TSC Division and Time Share Corp. were in the business of developing software. Mr. Bueschel is Chairman of INFODATA SYSTEMS INC. (Nasdaq), an electronic document management systems company, Chairman of Medilife, a consumer medical software company, Chairman of Communications Management Systems, a telecommunications management company, and a Director of University Online Systems an online interactive educational company.

         PAUL J. DUNPHY, 75, has been a Director of the Company since 1989. Mr. Dunphy has been a management consultant from 1988 until the present. Mr. Dunphy was Chairman of the Board, Chief Executive Officer and President of Towle Manufacturing Company, from 1985 through 1988. Mr. Dunphy was Executive Vice President of Anchor Hocking, a glass and metal manufacturer, from 1970 through 1984. Mr. Dunphy is a Director of Midwest Fabricating Co. and Four Johns Corporation. He also is a member of the Board of Trustees of Mt. Ida College, the President's Advisory Council of Bentley College and the Executive Council for Ohio University.

         GRAHAM Y. TANAKA, 47, has been a Director of the Company since 1988. Mr. Tanaka has been President of Tanaka Capital Management, Inc., an investment management firm, since 1986. From 1980 to 1986, Mr. Tanaka served as Chairman of Milbank, Tanaka & Associates. Mr. Tanaka is a limited partner of McFarland Dewey & Co., a financial advisor to the Company.

         RICHARD W. SONNENFELDT, 72, has been a Director of the Company since 1991. Mr. Sonnenfeldt served as Chairman and CEO of NAPP Systems, Inc., a producer of newspaper printing plates, from 1987 to 1990, and is presently its Senior Advisor. Mr. Sonnenfeldt was Dean of the Graduate School of Management, Brooklyn Polytechnic Institute from 1982 to 1984, vice president of RCA from 1970 to 1979 and Executive Vice President of NBC from 1979 to 1982. Mr. Sonnenfeldt continues to serve as a director on the boards of LEE Enterprises, Inc., Skysat Communications and Solar Outdoor Lighting Co. Previously, he served as a director for The Foxboro Company, Decision Industries, and International Harvest Group. In addition, Mr. Sonnenfeldt serves on the National Advisory Board of The Johns Hopkins University.

         C. ALAN PEYSER, 61, is Chief Executive Officer of Cable & Wireless, Inc. ("CWI"), a world-wide provider of long distance, private line and enhanced telecommunications services. Mr. Peyser founded CWI in 1975, has been President since 1980 and a director since 1982. Mr. Peyser is a director of Mercury Communications, Limited, a provider of telecommunications services in the United Kingdom, a director of TCI International, Inc., an equipment supplier to the telecommunications industry, a member of the board of USTTI (United States Telecommunications Training Institute), a member of the Corporate Advisory Board of The Thayers School of Engineering and a member of COMPTEL (Competitive Telecommunications Association).

         THOMAS R. SCHWARZ, 59, was Chairman of Grossman's Inc., a retailer of building materials, from 1990 to 1994, when he retired. Mr. Schwarz was President, Chief Operating Officer and a director of Dunkin' Donuts Incorporated, a food service company, from 1980 to 1990. He is a director of Lebhar-Friedman Publishing Company. Mr. Schwarz was a board member of The Timberland Company, an overseer of WGBH Educational Foundation, Inc. (New England Public Broadcasting), the David Littman Foundation, The Walnut Hill School and co-chairman of the Inner City Scholarship Fund.

         RICHARD L. COTE, 53, joined the Company in March, 1993, and was elected Vice President on June 1, 1993. Mr. Cote was a self-employed management consultant from October 1991 to March 1993; Vice President and Corporate Controller of Wang Laboratories, Inc. from January 1991 to September 1991; and Executive Vice President of Capital Resources Management, Inc. from November 1989 to December 1990. Previously, Mr. Cote had been employed by Emhart Corporation, Xerox Corporation and Price Waterhouse LLP.

         GEORGE T. CRANDALL, 48, has been Vice President of the Company since September, 1992, Treasurer since 1990 and Corporate Controller since 1989. Prior to joining Tridex in 1988, Mr. Crandall served as an independent consultant at Northeast Manufacturing Companies, Inc. from 1987 until 1988. From 1979 through 1987, Mr. Crandall was Assistant Corporate Controller and Assistant Secretary of Revere Copper and Brass Incorporated.

         S. SCOTT KUMPF, 47, has been President of Ithaca Peripherals Incorporated ("Ithaca") since its acquisition by the Company on May 10, 1990. Prior to the acquisition Mr. Kumpf was Chief Executive Officer, President and a Director of Ithaca since 1989. From 1987, through 1989, Mr. Kumpf was President and a Director of Ithaca. Mr. Kumpf served as Executive Vice President, Secretary, and a Director of Ithaca from 1983 to 1987.

         DENNIS J. LEWIS, 40, has been President of Ultimate Technology Corporation ("Ultimate") since its acquisition by the Company on January 20, 1993. Prior to the acquisition, Mr. Lewis had served as Ultimate's President, Chief Executive Officer and Director since 1988. Prior to 1988, Mr. Lewis held senior management positions related to the sales, engineering and service of computer peripherals with Digital Equipment Corporation, Naum Brothers, RG Engineering, Serv Tech and Add Electronics.

         BART C. SHULDMAN , 38, joined Magnetec Corporation ("Magnetec") on April 1, 1993 and was appointed President of Magnetec in July 1993. Prior to joining Magnetec he was employed by Mars Electronics International, a division of Mars, Incorporated from 1989 to 1993 in several management positions, most recently as Business Manager for the North American Amusement, Gaming and Lottery operations. Previously, Mr. Shuldman held manufacturing and sales management positions with General Electric Company from 1979 to 1989.

         HUGH T. BURNETT, 55, was appointed Managing Director of Cash Bases GB Limited ("Cash Bases") simultaneously with its acquisition by the Company on June 20, 1994. Prior to the acquisition and since 1991, Mr. Burnett was senior marketing executive with Cash Bases. Previously, he was managing director of Omron Systems UK Ltd. from 1983 to 1991.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Prior to fiscal year 1987, the Company made personal loans to Seth M. Lukash, Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer and a Director of the Company. During the fiscal year ended April 1, 1995, the highest outstanding balance of the loan to Seth M. Lukash was $139,108.17. The loan is evidenced by a demand note and bears interest at an annual rate equal to the rate charged by the Company's senior lender on its line of credit. The Company's Board of Directors has agreed to defer payment of the principal balance of the loan until after March 30, 1996. Interest on the loan is paid quarterly. As of July 28, 1995 the principal amount outstanding under the loan was $125,000.00. In addition, on December 27, 1994, the Company made a personal loan to Mr. Lukash in the amount of $4,982, which was repaid with interest on February 3, 1995.

         Seth M. Lukash and Ralph I. Fine, Secretary and a Director of the Company, are trustees (the "Trustees") of the Alvin Lukash Irrevocable Life Insurance Trust (the "Trust"), a trust established by Alvin Lukash, a Director of the Company, for the benefit of his children, Seth M. Lukash and Laura Lukash Knee. In October 1987, the Trustees delivered to the Company a Promissory Note (the "Trustee Note") in principal amount of $168,144.66 payable to the Company in connection with the termination of a Split Dollar Life Insurance Agreement between the Company and the Trustees. The Trustee Note bears interest at a rate of 9.15% per annum and is secured by a lien on the proceeds of an insurance policy on the life of Alvin Lukash. The largest aggregate amount of indebtedness outstanding at any time during fiscal 1995 and at July 28, 1995 under the Trustee Note was $4,710.39.

         Alvin Lukash and the Company entered into a Consulting Services Agreement in April, 1992, pursuant to which Mr. Lukash agreed to perform consulting services for an initial period of five years commencing in April, 1992, subject to extension for an additional term of three years at the option of the Board of Directors of the Company. On July 19, 1995, the Board of Directors exercised its option to extend the agreement for the additional three years and increased the annual consulting fee from $75,000 to $100,000 effective as of April 1, 1995. Pursuant to the agreement, the Company provides Mr. Lukash with a $400 per month automobile allowance, pays an annual life insurance premium ($15,075 in fiscal year ended April 1, 1995) and provides health insurance coverage for Mr. Lukash and his wife under the Company's health insurance plan. In addition to the consulting fee and other payments required under the agreement, during the fiscal year ended April 1, 1995 the Company paid a second life insurance premium of $15,987 and provided $13,000 to Mr. Lukash to pay his incremental increase in income taxes incurred for non-cash compensation from the Company. If a change of control of the Company occurs, Mr. Lukash shall continue to provide consulting services and receive payment for the remainder of the contract period and shall receive a lump sum payment in the amount of $300,000.

         On July 19, 1995, the Board of Directors of the Company appointed Mr. Alvin Lukash to the position of Director Emeritus. In that capacity, Mr. Lukash will be entitled to attend and participate in all meetings of the Board of Directors, but he will not be entitled to vote as a member of the Board.
Mr. Lukash will not be compensated for his services as a Director Emeritus, but will be reimbursed for expenses incurred to attend Board of Directors meetings.

         The investment banking firm of MacFarland Dewey & Company, in which Graham Y. Tanaka, a Director of the Company, is a limited partner, provided investment banking services to the Company in fiscal year 1995.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During the fiscal year ended April 1, 1995, the Board of Directors held thirteen meetings. Each incumbent Director attended more than 75% of (a) the total number of meetings of the Board of Directors, except Mr. Sonnenfeldt, and (b) the total number of meetings of all committees of the Board of Directors on which he served, except as noted below.

         The Board of Directors has an Audit Committee, which held four meetings in the fiscal year ended April 1, 1995. The Audit Committee is comprised of Messrs. Paul J. Dunphy, Richard T. Bueschel, Graham Y. Tanaka and Richard W. Sonnenfeldt. The functions of the Audit Committee are to participate in the selection and review the findings of independent public accountants, review internal audit activities, consider accounting policies selected by management and review internal accounting controls and such other matters relating to the Company's financial and accounting practices as such Committee deems appropriate. Mr. Sonnenfeldt attended two meetings and Mr. Bueschel attended three meetings.

     The Board of Directors has a Compensation and Stock Option Committee (the "Compensation and Stock Option Committee"), comprised of Messrs. Ralph I. Fine, Paul J. Dunphy and Richard T. Bueschel, which has the responsibility for approving the compensation arrangements for senior management of the Company. The Compensation and Stock Option Committee approves the adoption of any compensation plans in which Officers and Directors of the Company are eligible to participate, as well as the granting of stock options or other benefits under such plans and under the Company's 1989 Plan. The Compensation and Stock Option Committee held seven meetings during the fiscal year ended April 1, 1995.

         The Board of Directors has a Nominating Committee comprised of Messrs. Graham Y. Tanaka, Alvin Lukash, Richard T. Bueschel and Richard W. Sonnenfeldt. The Nominating Committee has the responsibility for recommending to the Board of Directors nominees for election to the Board. The Nominating Committee will not consider nominees recommended by shareholders. The Nominating Committee held one meeting during fiscal year 1995.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

         Pursuant to requirements under federal securities laws, the Compensation and Stock Option Committee of the Company is required to provide a report on the compensation and benefits provided to the Company's executive officers. The following report describes the function and composition of the Compensation and Stock Option Committee, sets forth the compensation policies and goals of the Company, and provides a description of how compensation for executive offices is determined.

     THE COMPENSATION AND STOCK OPTION COMMITTEE AND STOCK OPTION COMMITTEE

         There are three members of the Compensation and Stock Option Committee, all of whom are outside directors: Ralph I. Fine, Chairman, Paul J. Dunphy and Richard T. Bueschel. The Compensation and Stock Option Committee
(a) establishes the general compensation policies of the Company; (b) approves the hiring and firing of all officers, subsidiary and division Presidents and all staff reporting directly to the Chief Executive Officer of the Company; and
(c) approves the compensation plans and specific compensation levels for all executive officers, including subsidiary and division Presidents and all staff reporting directly to the Chief Executive Officer of the Company, except that the compensation of any employee director is determined by the full Board based on the recommendation of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee also serves as the Stock Option Committee under the Company's 1989 Plan, and as such, approves the issuance of all options to employees of the Company and its subsidiaries. The Compensation and Stock Option Committee met a total of seven times during the past fiscal year.

                        COMPENSATION POLICIES AND GOALS

         The Company's goal is to retain, motivate and reward management of the Company and its subsidiaries through its compensation policies and awards, while, at the same time, aligning their interests closely with those of the Company and its shareholders. The Company seeks to attract and retain management by offering a competitive total compensation package. While the Company also believes it is important to the retention of its management that it provide benefits which accrue to the benefit of, and provide security to, its management over the long term, such as pension benefits, its financial results have to date limited its ability to do so. To align the interest of management more closely with that of the Company as a whole and reward individual initiative and effort, the Company seeks to promote performance-based compensation where contribution to the Company as a whole is rewarded. Through the use of performance-based plans that reward attainment of subsidiary or Company goals, the Company seeks to foster an attitude of teamwork. The Company also believes that the use of equity ownership is an important tool to ensure that the efforts of management are consistent with the objectives of its shareholders and through the use of stock options seeks to promote increased ownership by management of the Company.

         The Company and the Compensation and Stock Option Committee have tried to achieve the above goals utilizing publicly available information regarding competitive compensation. The Compensation and Stock Option Committee retains an independent consultant to ensure that compensation for the Company's management is competitive, meets the above stated objectives and is consistent for all members of management of the Company and its subsidiaries.

                            COMPENSATION COMPONENTS

         At present, the compensation of the executive officers of the Company consists of a combination of salary, cash bonuses, stock options and participation in the Company's 401(k) plan, as well as the provision of medical and other personal benefits typically offered to corporate executives. Several of the executive officers of the Company's subsidiaries are parties to employment agreements entered into at the time of the Company's purchase of the subsidiaries. Several other executive officers are parties to agreements with the Company that provide for severance payments under certain circumstances. These agreements are described under "Employment Contracts, Termination of Employment and Change-In-Control Arrangements" for the officers listed in the Summary Compensation Table.

Salaries: In fiscal 1995, base salaries were fixed based on the Compensation and Stock Option Committee's assessment of competitive base salaries. For fiscal 1995, Seth M. Lukash, Chairman, President, Chief Executive Officer and Chief Operating Officer of the Company earned a base salary of $240,000. After evaluating base salaries of chief executive officers of companies similar to the Company and because of the progress made in achieving the Company's financial and operational objectives, Mr. Lukash's base salary was raised to $270,000 for the 1996 fiscal year.

Cash Bonuses: The Company maintains an incentive compensation plan for all salaried employees of the Company and its U.S. subsidiaries, including key executives, which provides for the payment of cash bonuses. Under the plan, an incentive target as well as individual goals and objectives, are fixed for each employee at the beginning of the fiscal year and bonuses are paid at the end of the year. In order to earn any incentive compensation under the plan, certain financial goals, principally earnings before interest and taxes, must be met. The percentage of the incentive target to be paid varies based on the level of attainment of the financial goals. Assuming that the financial goals are met, the actual percentage of the incentive target to be paid to each employee is based on an assessment of the performance of the employee regarding the individual objectives.

For fiscal 1995, incentive targets ranked in the case of key employees from 20% to 45%; and the percentage of target to be paid ranged from 50% to 164%.

For fiscal 1995, an incentive plan was instituted for the Company's British subsidiary, Cash Bases GB Ltd. The plan covered key employees and provided for payments of between 10% and 15% (in the case of the Managing Director) of base salary depending on the achievement of certain specified objectives. The Company has instituted a plan for key employees similar to that for employees of the Company and its U.S. subsidiaries.

For fiscal 1995, the goals for Mr. Lukash related principally to attaining a specific level of earnings before interest and taxes. His target bonus was 45%. Mr. Lukash's bonus for fiscal 1995 was approximately 35% which was based on the percentage of target achieved and the assessment of his performance regarding individual objectives. For fiscal 1996, Mr. Lukash's target bonus is 50%.

For fiscal 1995, bonuses in varying amounts were paid to all participants in the plan except employees of Magnetec Corporation, which did not meet its financial goals.

Stock Options: Under the Company's Incentive Stock Option Plan, options are granted by the Compensation and Stock Option Committee. Under Guidelines adopted by the Committee in fiscal 1995, eligible employees (certain classifications of regular full-time employees of the Company and its subsidiaries who have been determined by the Committee to benefit from an incentive of equity ownership) are granted an initial award on their date of hiring for a fixed number of shares depending on the position, which vests over five years. In each year following the initial award, eligible employees may be granted an annual award in varying amounts depending on the position and performance.

In fiscal 1995, a total of 40,500 options were granted to executive officers of the Company. Seth M. Lukash did not receive any such options. On May 24, 1995, a total of 83,000 options were granted to executive officers of the Company, of which Mr. Lukash received 25,000.

Other Benefit Plans: Executive officers may participate in the nondiscriminatory Tridex Corporation 401(k) Retirement Plan. No decisions with respect to this plan are made by the Compensation and Stock Option Committee.

       The Committee strives to assure that the executive compensation serves the best interests of the shareholders and the Company.

                                         Compensation and Stock Option Committee



                                         Ralph I. Fine, Chairman
                                         Richard T. Bueschel
                                         Paul J. Dunphy

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Ralph I. Fine, a member of the Company's Compensation and Stock Option Committee, has been Secretary of the Company since August, 1985 and until 1992 served as a Director and Secretary of certain of its subsidiaries.

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation earned by the Company for each of the last three fiscal years to the Company's Chief Executive Officer and the four most highly compensated executive officers whose compensation exceeded $100,000.


                                                                                    LONG TERM
                                                                                  COMPENSATION
                                      ANNUAL COMPENSATION (1)                        AWARDS
                            -------------------------------------------------------------------------------
                                                                             STOCK              ALL OTHER
         NAME AND             FISCAL         SALARY         BONUS         OPTIONS (2)         COMPENSATION
     PRINCIPAL POSITION        YEAR            ($)         ($) (3)            (#)                 ($)
- -----------------------------------------------------------------------------------------------------------
Seth M. Lukash                  1995       $240,000        $85,750                             $  1,755(4)
Chairman of the Board,          1994       $216,000                         35,000             $  4,065(5)
President, Chief Executive      1993       $180,000        $45,200          15,000             $    276(6)
Officer and Chief
Operating Officer

Richard L. Cote                 1995       $137,500        $34,800                             $  2,184(6)
Senior Vice President and       1994       $118,333                         35,000             $    951
Chief Financial Officer         1993       $  7,292(7)


S. Scott Kumpf                  1995       $136,000        $36,163           5,000             $  2,253(6)
President, Ithaca               1994       $131,000                                            $  1,697
Peripherals Incorporated        1993       $112,000        $38,798          20,000             $    233



Dennis J. Lewis                 1995       $132,000        $38,135           6,500             $ 88,427(8)
President, Ultimate             1994       $132,000        $19,800                             $117,632
Technology Corporation          1993       $ 27,846(9)                      25,000             $ 39,074


Bart C. Shuldman                1995       $132,043                         15,000             $  1,977(6)
President, Magnetec             1994       $118,422(10)                     17,500             $    919
Corporation                     1993                                         7,500

______________________________
(1) Neither the Chief Executive Officer nor any of the other executive officers named in the table received perquisites or other personal benefits in an amount which exceeded 10% of their salary plus bonus during fiscal year 1995.
(2) All options were granted under the Company's 1989 Plan, except 25,000 of the shares listed for Mr. Lukash in 1994 were granted under an option agreement dated on March 30, 1994.
(3) The bonus amounts are payable pursuant to the Company's discretionary incentive plan described more fully in the Report of the Compensation and Stock Option Committee of the Board of Directors.
(4) Includes $1,080 of cash bonus which was earned but not paid in fiscal 1993 and $675 of Company contribution under the Company's 401(k) Plan.
(5) Includes $3,240 of cash bonus which was earned but not paid in fiscal 1993 and $825 of Company contribution under the Company's 401(k) Plan.
(6)      Consists entirely of Company contributions under the Company's 401(k)
         Plan.
(7) Mr. Cote joined the Company in March 1993, four weeks before the end of fiscal year 1993.
(8) For fiscal years 1995, 1994 and 1993, respectively, includes $87,932, $117,251 and $39,074 earned under an Employee Performance Compensation Agreement among Tridex, Ultimate, Mr. Lewis and others. See "Employment Contracts, Termination of Employment and Change-In-Control Arrangements." The remainder consists entirely of Company contributions under the Company's 401(k) Plan.
(9) Mr. Lewis became President of the Company's Ultimate subsidiary when the Company acquired Ultimate in January 1993, eleven weeks before the end of the fiscal year 1993.
(10) Mr. Shuldman became President of the Company's Magnetec subsidiary in July 1993, fifteen weeks after fiscal year 1994 began.

OPTION GRANTS IN FISCAL 1995

                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                                                                      Annual Rate of Stock
                                                                                       Price Appreciation
                                Individual Grants                                      for Option Term (1)
- -------------------------------------------------------------------------------------------------------------
                                     Percent of Total
                                     Options Granted    Exercise or
                        Options      to Employees in     Base Price   Expiration
       Name          Granted  (2)      Fiscal 1995       ($/share)       Date           5%            10%
- -------------------------------------------------------------------------------------------------------------
S. Scott Kumpf           5,000             3.9%           $7.00         5/26/04       $22,011        $ 55,781

Dennis J. Lewis          6,500             5.1%           $7.00         5/26/04       $28,615        $ 72,515

Bart C. Shuldman        15,000            11.8%           $7.00         5/26/04       $66,034        $167,343

___________________________
(1) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compared rates of appreciation on the Company's common stock shares over the term of the options. This hypothetical value is based entirely on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the term of the options granted in 1995. The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, non-transferability or vesting over various periods.
(2) All options were granted under the Company's 1989 Plan. In general, the exercise price is 100% of the fair market value of the common stock on the date of grant, expire ten years from the date of grant, and become exercisable at a rate of 20% per year on the first through fifth anniversaries of the date of grant. In the event of a change-in-control, stock options awarded under the 1989 Plan not previously exercisable and vested shall become fully exercisable and vested.

AGGREGATED OPTION EXERCISES IN 1995 AND 1995 YEAR-END VALUES


                                                                                         Value of Unexercised
                                                           Number of Unexercised             In-the-Money
                                                                 Options At                   Options  At
                                                               April 1, 1995             April 1, 1995 ($) (2)
                                                         --------------------------------------------------------
                         Shares
                         ------
                        Acquired            Value
                        --------            -----
       Name          On Exercise (#)   Realized ($)(1)   Exercisable  Unexercisable   Exercisable   Unexercisable
       ----          ---------------   ---------------   -----------  -------------   -----------   -------------
Seth M. Lukash                                            129,250         45,750         $559,338     $ 53,850

Richard L. Cote                                             7,000         28,000

S. Scott Kumpf                                             21,000         28,000         $ 68,125     $ 60,125

Dennis J. Lewis                                            10,000         21,500

Bart C. Shuldman                                            6,500         33,500

__________________________
(1) During fiscal year 1995, none of the name executive officers exercised options to purchase common stock.
(2) The closing price for the Company's common stock as reported by the American Stock Exchange on March 31, 1995 (the last trading day prior to April 1, 1995) was $6.00. The Value of Unexercised In-The-Money Options is calculated on the basis of the difference between the option price and $6.00 multiplied by the number of shares of common stock underlying the option.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

     Under the terms of an Employment Agreement dated June 1, 1995 between Seth M. Lukash and the Company, Mr. Lukash serves as Chairman and Chief Executive Officer at the pleasure of the Board of Directors. If Mr. Lukash's employment is terminated other than for cause or in connection with a change in control of the Company, Mr. Lukash shall be entitled to continue to receive his annual base salary and group insurance benefits, but no bonuses or other benefits, for a period of eighteen months. Under the terms of a Severance Agreement with the Company, if Mr. Lukash's employment is terminated, other than for cause, within one year of a change in control of the Company, the Company shall pay Mr. Lukash an amount in cash equal to three times Mr. Lukash's annual base salary and bonus for the immediately preceding year. In addition, under the terms of the Severance Agreement Mr. Lukash shall be entitled to receive an amount in cash equal to the difference between the market price of the Company's common stock and the exercise price of any exercisable options to purchase shares of the Company's common stock then held by Mr. Lukash. The Severance Agreement also requires the Company to continue Mr. Lukash's medical, life and disability insurance at the Company's expense for a period of one year.

     Under the terms of a Severance Agreement with the Company, if Richard L. Cote's employment is terminated, other than for cause, within one year of a change in control of the Company, the Company shall pay an amount in cash equal to two times Mr. Cote's annual base salary and bonus for the immediately preceding year.

     Under the terms of an Employment and Noncompetition Agreement with Ultimate, if Dennis L. Lewis' employment is terminated, other than for cause, Mr. Lewis shall be entitled to receive, for three months following the date of termination, the salary and benefits which would otherwise have been payable to him. In connection with the Company's acquisition of Ultimate, the Company, Ultimate, Mr. Lewis and other employees who were shareholders of Ultimate prior to the acquisition entered into an Employee Performance Compensation Agreement. Under that agreement, Mr. Lewis is entitled to receive, for each fiscal year through fiscal year 1998, a percentage of Ultimate's adjusted operating profit (as defined in the agreement) above stated threshold amounts. If Mr. Lewis' employment with Ultimate is terminated other than by him or for cause, the agreement provides for a final payment, after completion of the then current fiscal year, prorated for the period of Mr. Lewis' employment during such year prior to termination.

     Under the terms of a letter agreement with Magnetec Corporation, if Bart
C. Shuldman's employment is terminated, other than for cause, Mr. Shuldman shall be entitled to receive an amount in cash equal to one half of Mr. Shuldman's annual salary.

COMPENSATION OF DIRECTORS

         During the 1995 fiscal year, each outside Director of the Company received as compensation for services rendered and expenses incurred (a) $2,000 for each fiscal quarter served as Director, (b) $750 for each Board of Directors' meeting attended ($500 for each Board of Directors meeting prior to November 11, 1994) and (c) $300 for each Board of Directors' Committee meeting attended. Directors receive $250 for each telephonic meeting, and Chairmen of Committees receive $600 for each committee meeting. The Corporate Secretary received a fee of $1,750 for each quarter.

         In connection with the retirement of Alvin Lukash and Ralph I. Fine from the Board of Directors, on June 19, 1995 the Board of Directors voted to amend the option agreement dated

March 30, 1994 between the Company and each of the current Directors. The option agreements provide that if a Director ceases to serve, options cease to vest for any additional shares and the retiring Director will be required to exercise his vested options, if at all, within 90 days of ceasing to serve as a Director. The amendment, which was adopted for all current directors other than Seth M. Lukash, permits the Board of Directors to waive those provisions, and the Board voted to waive them with respect to Mr. Alvin Lukash and Mr. Fine, so that their options under the March 30, 1994 agreements will continue to vest and remain exercisable as described in the footnotes under "Security Ownership of Certain Beneficial Owners and Management."

                          CORPORATE PERFORMANCE GRAPH

         The following graph reflects a comparison of the cumulative total return of the Company's common shares from April 1, 1990 through April 1, 1995 with the AMEX Market Value Index and the AMEX High Technology Index. The graph assumes that $100 was invested on April 1, 1990 in each of the Company's Common Shares, the AMEX Market Value Index and the AMEX High Technology Index and that all dividends were reinvested.

  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG TRIDEX CORPORATION THE
           AMEX MARKET VALUE INDEX AND THE AMEX HIGH TECHNOLOGY INDEX


                                    [GRAPH]



                                      1990         1991       1992         1993        1994       1995
TRIDEX CORPORATION                   $100.00     $ 31.03     $162.07     $224.14     $193.10    $165.52
AMEX MARKET VALUE INDEX               100.00       99.30      109.20      117.05      122.49     128.27
AMEX HIGH TECHNOLOGY INDEX            100.00      122.36      146.28      126.22      138.92     145.87

                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         At the Annual Meeting, approval and ratification of the Board of Directors' selection of Price Waterhouse LLP as independent public accountants to perform the audit of the financial statements of the Company and its subsidiaries for the fiscal year ending March 30, 1996 will be considered. The Board of Directors urges the approval of Price Waterhouse LLP. Proxies solicited by the Company will be voted "FOR" this approval unless shareholders specify a contrary choice in their proxies. Representatives of the firm of Price Waterhouse LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

               SECURITY HOLDER PROPOSALS FOR 1996 ANNUAL MEETING

         Shareholder proposals for inclusion in the 1996 Proxy Statement and form of proxy for the Annual Meeting of Shareholders to be held in 1996 must be received by the Secretary of the Company on or before March 30, 1996. If the date of the next Annual Meeting is subsequently advanced by more than thirty calendar days or delayed by more than ninety calendar days from the date such meeting is scheduled to be held under the Company's By-laws, the Company will inform shareholders of such change and the date by which proposals of shareholders must be received. It is suggested that such proposals be sent by Certified Mail-Return Receipt Requested.

                                 ANNUAL REPORT

         A COPY OF THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE ADDRESSED TO: TRIDEX CORPORATION, SHAREHOLDER RELATIONS DEPARTMENT, 61 WILTON ROAD, WESTPORT, CONNECTICUT 06880.

                                    GENERAL

         The accompanying proxy will be voted as specified thereon. Unless otherwise specified, proxies will be voted for the slate of Directors nominated by management as set forth in this Proxy Statement, and for each of the other matters to be presented to the shareholders at the Annual Meeting as set forth in this Proxy Statement. A majority of the votes cast is required for the approval of the proposals to be considered by the shareholders at the Annual Meeting. Abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on the matter and is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

         The Board of Directors is not aware of any matter which is to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of the shareholders arise, the proxies confer upon the Proxy Committee the authority to vote in respect of any such other matter in accordance with the recommendation of management.

         The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

         SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.
                                                                   July 28, 1995

                               TRIDEX CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD, TUESDAY, SEPTEMBER 19, 1995
     This proxy is solicited on behalf of the Board of Directors of Tridex
                                  Corporation

   The undersigned shareholder of Tridex Corporation, Westport, Connecticut, does hereby nominate, constitute and appoint Seth M. Lukash and Paul J. Dunphy, or either of them, with full power to act alone, my true and lawful attorney with full power of substition, for me and in my name, place and stead to vote all of the Common Stock of Tridex Corporation standing in my name on its books on August 1, 1995, at the Annual Meeting of its shareholders to be held at the Westport Inn, 1959 Post Road East, Westport, Connecticut, on Tuesday, September 19, 1995 at 10:00 a.m., or at any adjournment thereof, with all powers the undersigned would posses if personally present as follows:

                         (TO BE SIGNED ON REVERSE SIDE)

X   Please mark your votes as in this example.

1.  ELECTION OF DIRECTORS:                         _____            _____
                                                   FOR              AGAINST

    NOMINEES:             Seth M. Lukash
                          Graham Y. Tanaka
/ /                       Richard T. Bueschel
                          Paul J. Dunphy
                          Richard W. Sonnenfeldt
                          C. Alan Peyser
                          Thomas R. Schwarz

    For, except vote withheld from the following nominee(s):
    ________________________________________________________________

2.  APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS
    A proposal to approve and ratify the selection of Price
    Waterhouse LLP as independent public accounts of Tridex
    Corporation for the fiscal year ending March 30, 1996.

         _______             _______           _______
           FOR               AGAINST           ABSTAIN

3. In their discretion, Seth M. Lukash and Paul J. Dunphy, or either of them are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE UNDERSIGNED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

SIGNATURES: _____________  DATE: _____     SIGNATURES: ____________  DATE: _____
NOTE: Please sign exactly as name appears on the mailing label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
If signing on behalf of a corporation, please sign the full corporate name by president or other authorized officer. If signing on behalf of a partnership, please sign the partnership name by authorized person.